Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Watts Water Technologies, Inc.

We consent to the incorporation by reference in the registration statement (Nos. 333-142714; 333-32685; 33-69422; 33-64627; 333-105798; 333-108699; 333-115968; and 33-30377) on Form S-8 and (Nos. 333-85862 and 333-158210) on Form S-3 of Watts Water Technologies, Inc. of our reports dated March 1, 2010, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Watts Water Technologies, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 1, 2010